Exhibit (11)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 18 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1940 on Form N-1A and (File Nos 33-58004 and 811-7474 respectively) of our report dated July 11, 1997 on our audit of the financial statements and financial highlights of Boston 1784 Funds as of May 31, 1997 and for the respective periods then ended. We also consent to the reference to our Firm under the headings "Financial Highlights" and "Counsel and Independent Accountants" in the Prospectuses and under the heading "Financial
Statements" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 12, 1997


                                                                 Exhibit (11)(b)

                  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" and to the use of our report dated February 9, 1996, with respect to the financial statements and financial highlights of BayFunds Money Market Portfolio incorporated by reference in the Registration Statement on Form N-1A and related Prospectuses and Statement of Additional Information of Boston 1784 Funds.




Pittsburgh, Pennsylvania                                    ERNST & YOUNG LLP
September 12, 1997